UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 28, 2018

ECO-STIM ENERGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	36909	20-8203420
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2930 W. Sam Houston Pkwy N., Suite 275
Houston, TX	77043
(Address of principal executive offices)	(Zip Code)

281-531-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of J. Chris Boswell as President, Chief Executive Officer and Director

On September 28, 2018, J. Chris Boswell resigned from his positions as President and Chief Executive Officer of Eco-Stim Energy Solutions, Inc. (the “Company”) and from the Company’s Board of Directors (the “Board”) in order to pursue other opportunities.

On September 28, 2018, in connection with his resignation, Mr. Boswell entered into a Separation and General Release Agreement (the “Agreement”) with the Company, which provides for certain compensation, benefits and other terms relating to his resignation. The Agreement provides, among other things, that: (i) Mr. Boswell’s separation from employment with the Company and his resignation from the Board were effective as of September 28, 2018 (the “Termination Date”) and that Mr. Boswell also resigned from his positions with the Company and its subsidiaries, including any officer or directorships; (ii) Mr. Boswell will receive his earned and unpaid base salary, any vested or accrued benefits under any plan, policy or agreement, and incurred and unreimbursed business expenses, in each case as of the Termination Date, plus his accrued and unpaid incentive bonus for calendar year 2017, which is equal to $91,875 and is payable in equal installments over a four month period; (iii) Mr. Boswell will receive an amount equal to $262,500 (the “Cash Consideration”), which is payable in equal installments over a twelve month period (subject to reduction in certain circumstances); (iv) subject to certain limitations, the Company will provide Mr. Boswell with an amount equal to the cost of medical benefit continuation for Mr. Boswell and his eligible dependents for up to twelve months or until Mr. Boswell becomes eligible for another company’s group health insurance; and (v) any and all outstanding unvested stock options and other equity or equity based incentive awards with time-based vesting terms (which excludes 200,000 phantom stock awards with vesting terms tied to the occurrence of certain transactions that were forfeited as of the Termination Date), vested in full effective as of the Termination Date.

Under the Agreement, Mr. Boswell is required to provide a customary general release to the Company in order to receive the payments and benefits described above and has also agreed to remain subject to certain non-competition, non-solicitation, confidentiality and other covenant obligations that apply following the Termination Date. The Agreement includes provisions allowing Mr. Boswell to revoke his execution of the Agreement during a period of seven days following its execution. If Mr. Boswell exercises his revocation right, the Agreement will remain in effect for all purposes other than with respect to the waiver of certain types of claims, except that in such event the total value of the Cash Consideration shall be limited to $10,000 and Mr. Boswell shall not receive the other payments and benefits described above.

Appointment of Alexander Nickolatos to the Board and as Interim President and Chief Executive Officer

In connection with Mr. Boswell’s resignation, on September 28, 2018, the Board promoted the Company’s Chief Financial Officer, Alexander Nickolatos, to serve as Interim President and CEO of the Company and appointed Mr. Nickolatos to the Company’s Board of Directors.

Mr. Nickolatos (age 41) has served as the Company’s Chief Financial Officer since December 2013 and was appointed in July 2014 as the Company’s Assistant Secretary. Prior to being appointed as the Company’s Chief Financial Officer, Mr. Nickolatos served as Controller of the Company’s predecessors since July 2012. From March 2006 until June 2012, Mr. Nickolatos served as the Director of Financial Planning and Analysis at NEOS GeoSolutions, a Silicon Valley backed oilfield technology company (“NEOS”). During his time at NEOS, he also served as Controller and Treasurer, and oversaw oil and gas accounting and finance operations in over seven countries, including Argentina. Prior to joining NEOS, he worked for Arthur Andersen and PricewaterhouseCoopers. Mr. Nickolatos is a Certified Public Accountant and holds a BBA degree, summa cum laude, from Walla Walla University.

Item 8.01	Other Events.

As previously disclosed, the Company’s U.S. operations have completed work under the Company’s STACK pressure pumping contract. Given the current weakness of the U.S. Frac market, the Company has elected to suspend its U.S. Frac operations and significantly reduce its U.S. workforce in alignment with potential near-term opportunities, including pump down and miscellaneous pumping services. The Company also intends to pursue the sale of certain U.S. assets and use the proceeds to reduce its outstanding liabilities and improve liquidity.

Cautionary Statement Regarding Forward-Looking Statements

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “will,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. All statements (including statements regarding (i) the Company’s intention to provide pump down and miscellaneous pumping services in the U.S. market; and (ii) future asset sales and the use of proceeds from such sales), other than statements of historical facts, that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate.

Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions at the time the statements are made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. For additional information regarding known material factors that could cause the Company’s actual results to differ from its projected results, please see the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018 and June 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO-STIM ENERGY SOLUTIONS, INC.

	By:	/s/ Alexander Nickolatos
Alexander Nickolatos
Interim President and Chief Executive Officer, and Chief Financial Officer

Date: October 3, 2018